Exhibit 5.9

April 1, 2013

Reliance Steel & Aluminum Co.

350 South Grand Avenue, Suite 5100

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as special counsel to Viking Materials, Inc., a Minnesota corporation (the “Company”), and have acted as such in connection with the preparation and filing by Reliance Steel & Aluminum Co., a California corporation (“Reliance”) and the other Guarantors (defined below), on or about the date of this opinion, of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by Reliance of certain securities, including Reliance’s debt securities (the “Debt Securities”), together with the guarantees thereof (the “Guarantees”) by the guarantors named in the Registration Statement (the “Guarantors”), to be issued in one or more series pursuant to the form of indenture between Reliance, the Guarantors and the trustee to be named therein, provided to us by counsel for Reliance and, in substantively identical form, to be attached as an exhibit to the Registration Statement (the “Indenture”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Indenture, the Company’s Articles of Incorporation and Bylaws (each as amended to the date hereof, and as certified by an officer of the Company as of the date hereof), and such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein, which we have not independently established or verified, we have relied upon statements and representations of officers and representatives of the Company.

Based upon the foregoing, it is our opinion that:

1.                                      The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota.

2.                                      The Company has the corporate power under the laws of the State of Minnesota to create, enter into and perform its obligations under the Indenture.

The foregoing opinions are limited to the laws of the State of Minnesota.  We express no opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  Davis Polk & Wardwell LLP, special counsel to Reliance, may rely upon this opinion in connection with the registration of the Debt Securities and the Guarantees under the Securities Act and the offering of the Debt Securities and the Guarantees.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:
/s/ Melodie R. Rose
Its Vice President